Exhibit 10.4.11

SECOND AMENDMENT TO LEASE
(600 Corporate Pointe, Suite 1200)

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of this 15th day of December, 2004, by and between ARDEN REALTY FINANCE IV, L.L.C, a Delaware limited liability company (“Landlord”), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant entered into that certain Standard Office Lease, dated as of February 29, 2000 (the “Initial Lease”), as amended by that certain First Amendment to Standard Office Lease dated as of April 1, 2003 (the “First Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain office space consisting of 23,520 rentable square feet and commonly known as Suite 1200 (the “Premises”), located in that certain building at 600 Corporate Pointe, Culver City, California (the “Building”), as such Premises are more particularly described in the Initial Lease. The Initial Lease as amended by the First Amendment is referred to herein as the “Original Lease.”

B.            An affiliate of Landlord, Arden Realty Finance Partnership, L.P., a California limited partnership (“Landlord’s Affiliate”), and Tenant are parties to that certain Standard Form Office Lease dated as of July 11,1990 (as amended, the “400 Corporate Pointe Lease”), whereby Tenant leases certain office space located in that certain building located and addressed at 400 Corporate Pointe, Culver City, California.

C.            Landlord and Tenant desire to amend the Original Lease as provided herein.

D.            All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The term “Lease” where used in the Original Lease and this Amendment shall hereafter refer to the Original Lease, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.             Term.

(a)           Without limiting any other termination rights of Landlord set forth in the Lease, Landlord may terminate the Lease at any time (in its sole and absolute discretion) upon at least fifteen (15) days prior written notice to Tenant (which notice may be given at any time during any particular month).

(b)           Within thirty (30) days following the effective date of any termination of the Lease pursuant to Paragraph l (a), Tenant shall pay to Landlord an amount (the “Termination

Fee”) equal to all unpaid Basic Rental obligations and monthly payments of Estimated Excess of Direct Costs remaining under the Lease (or which would have accrued under the Lease absent such early termination through and including December 31, 2005). Tenant agrees and acknowledges that Landlord is entitled to the Termination Fee in material consideration of various covenants and promises made by Landlord’s Affiliate in favor of Tenant; and Landlord agrees and acknowledges that the Termination Fee is in full satisfaction and accord of all amounts that are due and payable by Tenant to Landlord as of the effective date of termination or as a result of termination, other than: (i) charges for after hours HVAC service and any other services chargeable directly to Tenant on an “as-required basis” under the Lease (“Direct Service Charges”); and (ii) indemnification and other amounts which are or may become due from Tenant under the Lease, but only to the extent based on events occurring after, or on facts that are not known or readily discoverable by Landlord as of, the date of this Amendment Effective upon the termination of the Lease, Landlord and Tenant each hereby waives, and releases the other from, any and all claims for amounts which may otherwise then or thereafter be due under the Lease, other than (A) the Termination Fee, to the extent not then paid, (B) accrued and unpaid Direct Service Charges, and (C) claims for indemnification to the extent based on events occurring after, or on facts that are not known or readily discoverable by the releasing Party, as of, the date of this Amendment.

2.             Default. Article 19 of the Initial Lease is hereby amended such that the following language is inserted as a new subparagraph immediately following Article 19(a)(iii):

“(iv)        the occurrence of any default by Tenant under the 400 Corporate Pointe Lease.”

3.             Rights of Landlord. Without limiting the generality of Article l2 of the Initial Lease, and notwithstanding anything to the contrary, Tenant shall permit Landlord and Landlord’s partners, trustees, consultants, members, affiliates, agents, directors, shareholders, employees and contractors (collectively, “Landlord’s Parties”) to enter into the Premises at any time, without notice, for the purpose of inspecting the same, for the purpose of showing the same to prospective purchasers, lenders and/or tenants, for the purpose of repairing, altering or improving the Premises or the Building, or for any other purpose as determined necessary by Landlord (collectively, “Landlord’s Right of Entry”), any and all such entries and activities to be entirely at Landlord’s risk and expense (and, subject to the provisions of this paragraph, Landlord shall hold harmless, indemnify and defend Tenant from and against any and all claims, liability and expenses resulting therefrom). Without limiting the generality of the foregoing, Landlord may, upon two (2) weeks prior notice to Tenant, host an event in the Premises in connection with the 2005 NCAA Men’s Basketball Tournament (which event shall be deemed an exercise of Landlord’s Right of Entry and shall be subject to all terms and conditions governing Landlord’s Right of Entry, except only that two (2) weeks prior notice shall be required for such event). Tenant shall not (and Tenant shall ensure that its agents do not) interfere with Landlord or Landlord’s Parties in connection with Landlord’s Right of Entry, and Tenant shall cooperate with Landlord and Landlord’s Parties in connection with the same. Tenant hereby agrees that (i) the exercise of Landlord’s Right of Entry shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent payable pursuant to the Lease, and (ii) Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the exercise of Landlord’s Right of Entry, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the exercise of Landlord’s Right of Entry or Landlord’s or Landlord’s Parties’ actions in connection with the exercise of Landlord’s Right of Entry, or for any inconvenience or annoyance occasioned by the exercise of Landlord’s Right of Entry or Landlord’s or Landlord’s Parties’ actions in connection with the exercise of Landlord’s Right of Entry.

4.             Estoppel. Tenant warrants, represents and certifies to Landlord that, as of the date of this Amendment: (a) Landlord is not in default under the Lease; and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when the same becomes due. Landlord warrants, represents and certifies to Tenant that, to the best of Landlord’s actual knowledge, as of the date of this Amendment: (x) Tenant is not in default under the Lease; and (b) Landlord does not have any claims for amounts due (other than current monthly rent amounts, which are not delinquent as of the date hereof) or defenses to performance of its obligations under the Lease as and when the same becomes due.

5.             Attorney’s Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

6.             Brokers. Tenant represents and warrants to Landlord that it has not dealt with any broker with respect to this Amendment other than CB Richard Ellis, Inc. If Tenant has dealt with any other broker or person with respect to this Amendment, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

7.             Lease in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Original Lease shall remain in full force and effect. Tenant ratifies the Original Lease, as amended hereby.

8.             Facsimile; Counterparts. Signatures by facsimile on this Amendment shall have the same force and effect as original ink signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

9.             Waiver of Consideration Failure Defense. Tenant hereby waives any defense to the enforceability of this Amendment based upon any failure of consideration given to Tenant hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company		INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation

By:	/s/ Robert C. Peddicord	By:	/s/ David L. Meitz
Name:	Robert C. Peddicord	Name:	DAVID L. MEITZ
Title:	Senior Vice President	Title:	MANAGING DIRECTOR	12-16-04
Leasing and Operations

By:		By:	/s/ Stuart Sperling
Name:		Name:	Stuart Sperling	12/16/04
Title:		Title:	Director